Exhibit 10.1

PROSPECTUS

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES

THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

ROCK-TENN COMPANY

4,320,000 SHARES

CLASS A COMMON STOCK

(par value $.01 per share)

OFFERED PURSUANT TO THE ROCK-TENN COMPANY

1993 EMPLOYEE STOCK PURCHASE PLAN

This document contains information about the Rock-Tenn Company 1993 Employee Stock Purchase Plan, as amended and restated effective July 1, 2010 (the “Purchase Plan”) and the Class A Common Stock, par value $.01 per share (the “Class A Common Stock”), of Rock-Tenn Company (the “Company”) to be offered to certain employees of the Company and its subsidiaries under the terms of the Purchase Plan. The Class A Common Stock is traded on the New York Stock Exchange, under the Symbol “RKT.”

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY

THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE

SECURITIES COMMISSION NOR HAS THE SECURITIES

AND EXCHANGE COMMISSION OR ANY STATE

SECURITIES COMMISSION PASSED UPON

THE ACCURACY OR ADEQUACY OF

THIS PROSPECTUS.

The date of this Document is July 1, 2010

No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this document or delivered as described herein in connection with the offer of the Class A Common Stock pursuant to the Purchase Plan. If given or made, such information or representations must not be relied upon as having been authorized by the Company. This document does not constitute an offer to sell, or a solicitation of an offer to buy, the Class A Common Stock in any jurisdiction where, or to any person to whom, it is unlawful to make any such offer or solicitation. Additional updating information may be furnished to participants in the Purchase Plan from time to time by means of supplements to this document.

TABLE OF CONTENTS

Additional Information	3
Introduction	3
The Purchase Plan	4
General Information	4
Administration	4
Eligibility And Enrollment	4
Purchase Of Shares	5
Purchase Price	5
Termination And Transfer Of Participation	5
Amendment And Termination Of Plan	5
Federal Income Tax Consequences	5
Restrictions On Resale	6

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). These reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for additional information on the public reference room.

ADDITIONAL INFORMATION

This document is delivered pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and, together with the documents described below, constitutes a prospectus within the meaning of Section 10(a) of the Securities Act. A registration statement under the Securities Act has been filed with the Commission with respect to the Class A Common Stock offered hereby (the “Registration Statement”). As permitted by the rules and regulations of the Commission, this document omits certain information contained in the Registration Statement on file with the Commission.

The following documents have been previously filed by the Company with the Commission, are incorporated by reference into the Registration Statement as of their respective dates and, together with this document, constitute a prospectus meeting the requirements of Section 10(a) of the Securities Act:

(1)	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2009;

(2)	The Annual Report on Form 11-K for the fiscal year ended September 30, 2009 with respect to the Rock-Tenn Company 1993 Employee Stock Purchase Plan, as amended and restated effective January 26, 2007;

(3)	All reports filed (we expressly exclude those portions of all reports that were furnished and not filed in accordance with the Commission’s rules) by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), since September 30, 2009; and

(4)	The description of our Class A Common Stock, par value $.01 per share, which we refer to as the Class A Common Stock, contained in our registration statement on Form 8-A filed on February 2, 1994, including any amendment or report filed for the purposes of updating such description.

In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of the Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement that indicates that all securities offered thereunder have been sold or that deregisters all securities then remaining unsold are deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of the filing of such documents.

The Company will provide without charge to participants in the Purchase Plan, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference into the Registration Statement (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to: Rock-Tenn Company, 504 Thrasher Street, Norcross, Georgia 30071, Attention: Chief Financial Officer (telephone: (770) 448-2193).

The Company will deliver copies of all reports, proxy statements and other communications distributed to the Company’s shareholders, generally, to participants in the Purchase Plan who do not otherwise receive such materials no later than the time such materials are sent to shareholders.

Concurrently with the delivery of this document, a copy of the Company’s Annual Reports on Form 10-K and 11-K for its most recent fiscal year will be delivered to each participant in the Purchase Plan unless such participant has otherwise received a copy of the Annual Reports, in which case additional copies will be furnished promptly, without charge, upon the written or oral request of such participant.

INTRODUCTION

The Company is incorporated under the laws of the State of Georgia. The Company’s principal executive offices are located at 504 Thrasher Street, Norcross, Georgia 30071, and its telephone number is (770) 448-2193. This document relates to a maximum of 4,320,000 shares of Class A Common Stock that may be offered under the Purchase Plan.

THE PURCHASE PLAN

The following discussion is a summary of the principal terms of the Purchase Plan. This discussion does not purport to be complete and is qualified in its entirety by reference to the Purchase Plan, copies of which are available for examination at the Company’s principal executive offices.

General Information

The Purchase Plan was adopted and approved by the Board of Directors of the Company on November 29, 1993 for the purpose of encouraging ownership of Class A Common Stock by eligible employees of the Company and its subsidiaries in the belief that such ownership will increase such employees’ interest in the success of the Company and will provide an additional incentive for such employees to remain in the employ of the Company and its subsidiaries. The Purchase Plan was adopted and approved by the shareholders of the Company on December 14, 1993. The Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Based upon an analysis of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and its legislative history and the absence of any clarifying regulations relating to stock purchase plans of the type involved here, the Purchase Plan, in the opinion of the Company, is not subject to any provision of ERISA. In addition, the Purchase Plan is not qualified under Section 401(a) of the Code.

Administration

The Purchase Plan is administered by the Compensation Committee of the Board of Directors, which consists of directors of the Company who are “disinterested” within the meaning of Rule 16b-3 under the Exchange Act. Members of the Compensation Committee are selected by the Board of Directors and serve until their respective successors are elected and qualified or until their earlier resignation or removal. Acts approved by a majority of the members of the Compensation Committee at a meeting at which a quorum is present or acts approved in writing by a majority of the members of the Compensation Committee constitute the valid acts of the Compensation Committee.

Directors are elected by the Company’s shareholders and serve until their successors are elected and qualified. Directors are divided into three classes and serve staggered three-year terms. Under the Company’s Bylaws and Georgia law, directors may be removed only for cause and only at a shareholders meeting if the votes cast in favor of removal exceed the votes cast against by the shares present and entitled to vote.

Additional information about the Purchase Plan and the members of the Compensation Committee may be obtained from the Chief Financial Officer of the Company at the following address: Rock-Tenn Company, 504 Thrasher Street, Norcross, Georgia 30071 (telephone: (770) 448-2193).

Eligibility and Enrollment

To participate in the Purchase Plan, an employee generally must have been employed by the Company for 8-months or longer and, generally, must be a regular employee (i.e., customarily is employed more than 20 hours per week and after completing at least 8-months of employment customarily is employed for more than 5-months in any calendar year).

Eligible employees may enroll in the Purchase Plan during any one of four monthly offering periods during any calendar year. Under the Purchase Plan, offering periods begin on the first day of each of October, January, April and July. An eligible employee may enroll in the Purchase Plan by properly completing and filing an authorization with the plan administrator or its delegate on or before the last day of the offering period preceding the 3-month purchase period in which such employee wishes to participate.

Purchase of Shares

Under the Purchase Plan, there are four, 3-month purchase periods during each calendar year during which participants may purchase Class A Common Stock. Purchase periods begin on the first day of each of November, February, May and August. During any offering period, eligible employees may authorize the Company to withhold up to $5,312.50 (but not less than $195) of their compensation during each 3-month purchase period for purposes of purchasing shares of Class A Common Stock under the Purchase Plan. At the end of each 3-month purchase period, unless a participating employee has filed an amended authorization, such employee’s withheld compensation will automatically be used to purchase from the Company up to such maximum number of shares, depending on the applicable purchase price for such shares. Such shares will be newly issued shares of Class A Common Stock or shares purchased by the Company in the open market.

Purchase Price

The purchase price for shares of Class A Common Stock under the Purchase Plan is equal to 85% of the average of the high and low sales prices per share of Class A Common Stock on the New York Stock Exchange on the last day of the 3-month purchase period.

Termination and Transfer of Participation

An employee may terminate his or her participation in the Purchase Plan at any time on or before the last day of each purchase period by filing an amended authorization with the plan administrator. Any such employee who terminates his or her participation with respect to any particular purchase period may elect to participate in the Purchase Plan with respect to subsequent purchase periods provided such employee otherwise remains eligible for such participation. An employee may also, by filing an amended authorization, specify that only a portion of his or her aggregate payroll deductions be used to purchase Class A Common Stock. Any withheld compensation remaining after the end of any purchase period will be refunded to the employee in cash without interest as soon as practicable. Employees may not transfer any of their interests in the Purchase Plan during their lifetime.

Amendment and Termination of Plan

The Purchase Plan may be amended from time to time by the Board of Directors, subject to the approval of the shareholders of the Company to the extent required by Section 423 under the Code or by Rule 16b-3 under the Exchange Act. No provision of the Purchase Plan may be amended more than once every six months if such amendment would result in the loss of an exemption under Section 16(b) of the Exchange Act. The Board of Directors may also terminate the Purchase Plan or any offering thereunder at any time; provided, however, that the Board of Directors may not modify, cancel or amend any option outstanding after the beginning of a purchase period unless (i) each participant consents in writing, (ii) the modification only accelerates the last day of the purchase period or (iii) the Board of Directors determines in good faith that such action is required by law.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion outlines generally the federal income tax consequences of participation under the Purchase Plan. Individual circumstances may vary these results. The federal income tax law and regulations are frequently amended, and each participant should look to his or her own tax counsel for advice regarding federal income tax treatment under the Purchase Plan.

The amounts withheld from a participant’s pay under the Purchase Plan will be taxable income to such participant and must be included in gross income for federal income tax purposes in the year in which such amounts otherwise actually would have been paid to the participant.

A participant will not be required to recognize any income for federal income tax purposes either at the time the participant is granted an option (which will be on the first day of the 3-month purchase period) or by virtue of the exercise of the option (which will take place on the last day of such purchase period). The federal income tax consequences of a sale or disposition of shares acquired under the Purchase Plan depend in part on the length of time the shares are held by a participant before such sale or disposition. If a participant sells or otherwise disposes of shares acquired under the Purchase Plan (other than any transfer resulting from his or her death) within two years after the date on which the option to purchase such shares is granted to that participant, that participant must recognize ordinary income in the year of the sale or disposition in an amount equal to the excess of (i) the fair market value of the shares on the date those shares were acquired by him or her over (ii) his or her purchase price. This amount of ordinary income is recognized by the participant even if the fair market value of the shares has decreased since the date the shares were purchased, and the ordinary income recognized is added to his or her basis in those shares. Any gain realized on the sale or disposition in excess of the basis (after increasing the basis in such shares by the amount of the ordinary income recognized) will be taxed as capital gain, and any loss realized (after increasing the basis in the shares by the ordinary income recognized) will be a capital loss. Whether the capital gain or loss will be long-term or short-term gain or loss will depend on how long the shares were held.

If a participant sells or otherwise disposes of shares acquired under the Purchase Plan after holding the shares for two years after the date on which the option to purchase those shares is granted to such participant, or the participant dies, he or she must include as ordinary income in the year of sale (or his or her taxable year ending with his or her death) an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date the option was granted over the option price on the date of the option grant, or (ii) the excess of the fair market value of the shares on the date he or she sells or otherwise disposes of the shares or on the date of his or her death over the purchase price. Except in the case of a transfer as a result of death, this amount of ordinary income recognized by the participant is added to his or her basis in such shares. The basis of shares transferred as a result of the death of a participant will not be increased as a result of the ordinary income recognized by the deceased participant. Any gain realized on the sale or disposition in excess of the participant’s basis (after increasing the basis in such shares by the ordinary income recognized) will be taxed as a long-term capital gain. Any loss realized will be treated as long-term capital loss.

The Company does not receive any income tax deduction as a result of issuing shares pursuant to the Purchase Plan, except upon sale or disposition of shares by a participant within two years after the date on which the option to purchase the shares is granted to that participant. In that event, the Company will be entitled to a deduction equal to the amount included as ordinary income to the participant with respect to the sale or disposition of those shares.

RESTRICTIONS ON RESALE

Each person who controls, or who is a member of a group that controls, or who is under common control with the Company and who distributes any Class A Common Stock obtained through the Purchase Plan as described herein, and any broker or dealer who participates in any such distribution, may, in connection with that distribution, be deemed to be an underwriter within the meaning of the Securities Act unless such securities are sold pursuant to Rule 144 promulgated under the Securities Act. This document may not be utilized in connection with any resales of any Class A Common Stock received by any such person.

In addition, the filing requirements of Section 16(a) of the Exchange Act and the short-swing profit rules under Section 16(b) may apply to purchases and sales of Class A Common Stock, including purchases of shares under the Purchase Plan and subsequent resales of such shares, by any person who is an executive officer, director or beneficial owner of 10% or more of the outstanding Class A Common Stock of the Company. The Purchase Plan is qualified under Rule 16b-3 under the Exchange Act and, as a result, the grant of the option to purchase shares under the Purchase Plan and the purchase of any such shares will qualify for certain exemptions from the short-swing profit rules under Section 16(b) of the Exchange Act.

Shares of Class A Common Stock acquired under the Purchase Plan may not be sold or transferred, other than by will or law of descent and distribution or to joint ownership with a participant’s spouse, for a period of 6 months following the exercise date on which such shares were acquired. The foregoing restriction on resales does not apply to shares of Class A Common Stock acquired through the reinvestment of dividends.